Exhibit 3.1(e)

CERTIFICATE OF ELIMINATION

OF

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

OF

EVOLVING SYSTEMS, INC.

 (Pursuant to Section 151 of the General Corporation Law
of the State of Delaware)

Evolving Systems, Inc., (the “Company”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “GCL”), does hereby certify:

FIRST:  That at a meeting of the Board of Directors of the Company, resolutions were duly adopted setting forth the proposed elimination of the Series A Junior Participating Preferred Stock as set forth herein:

RESOLVED, that the Company authorized the issuance of up to two hundred fifty thousand (250,000) shares of Series A Junior Participating Preferred Stock in connection with the Initial Rights Plan;

RESOLVED FURTHER, that no shares of the Series A Junior Participating Preferred Stock are outstanding and none will be issued;

RESOLVED FURTHER, that the appropriate officers of the Company be, and each of them hereby is, authorized and directed, for and on behalf of the Company, to execute and deliver a Certificate of Elimination which shall have the effect when filed with the Secretary of State of the State of Delaware of eliminating from the Amended and Restated Certificate of Incorporation of the Company all references to the Series A Junior Participating Preferred Stock.

SECOND:  That the Certificate of Designation with respect to the above Series A Junior Participating Preferred Stock was filed in the office of the Secretary of State of Delaware on March 1, 1999.  None of the authorized shares of the Series A Junior Participating Preferred Stock are outstanding and none will be issued.

THIRD:  That in accordance with the provisions of Section 151 of the GCL of the State of Delaware, the Amended and Restated Certificate of Incorporation of the Company is hereby amended to eliminate all reference to the Series A Junior Participating Preferred Stock.

IN WITNESS WHEREOF, the Company has caused this certificate to be signed by Thaddeus Dupper, its President and Chief Executive Officer, this 4th day of March, 2009.

EVOLVING SYSTEMS, INC.

/s/ Thaddeus Dupper
THADDEUS DUPPER
President and Chief Executive Officer

[Signature Page to Certificate of Elimination]